FEDERATED INCOME SECURITIES TRUST

                               Federated Investors
                            Federated Investors Tower
                       Pittsburgh, Pennsylvania 15222-3779

                                 (412) 288-1900

                                  June 25, 1997



EDGAR Operations Branch
Securities and Exchange Commission
Division of Investment Management
450 Fifth Street, Northwest
Washington, DC  20549

       RE:    FEDERATED INCOME SECURITIES TRUST (the "Trust")
                 Federated Short-Term Income Fund (the "Fund")
              1933 Act File No. 33-3164
              1940 Act File No. 811-4577

Dear Sir or Madam:

         Post-Effective Amendment No. 29 under the Securities Act of 1933 and Amendment No. 22 under the Investment Company Act of 1940 to the Registration Statement of Federated Short-Term Income Fund, a portfolio of the above-referenced Trust, is hereby electronically transmitted. This filing has been electronically redlined to indicate the changes from the Fund's currently effective Registration Statement.

         This Fund may be marketed through banks, savings associations or credit unions.

         As indicated on the facing page of the Amendment, the Registrant has specified that it is to become effective June 30, 1997, pursuant to paragraph
(b) of Rule 485 under the Securities Act of 1933.


         If you have any  questions  regarding  this  filing,  please call me at
(412) 288-1940.

                                Very truly yours,



                                 /s/ Amy B. Gotz
                                     Amy B. Gotz
                                Compliance Analyst

Enclosures